SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                              FORM 8-K

CURRENT REPORT pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  October 23, 2001


COVEST BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)


              Delaware               0-20160               36-3820609
          (State or other      (Commission File No.)      (IRS Employer
           jurisdiction of                                 Number)
           Incorporation)


749 Lee Street, Des Plaines, Illinois    60016
(Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, October 23, 2001, the Company issued a press release pertaining to third quarter 2001 results. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1    Third Quarter 2001 Earnings Release


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 23, 2001


                          COVEST BANCSHARES, INC.



                          By:   /S/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /S/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer


CoVest Bancshares, Inc. Reports 27% Percent Increase in Net Income for the Third Quarter of 2001 over the Same Period in 2000.

DES PLAINES, IL October 23, 2001 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,474,000 for the third quarter of 2001, up 27% over $1,157,000 for the same period last year. Basic earnings per share were $0.39, a 34% increase compared to $0.29 per share for the third quarter of 2000. Diluted earnings per share were $0.37, a 28% increase compared to $0.29 per share for the third quarter of 2000.

Core net income (net income, adjusted for the after tax effect of the gain on sale of loans) was $3,972,000 for the first nine months of 2001, up 18% over $3,379,000 for the same period last year. Basic earnings per share on core earnings were $1.04, a 24% increase compared to $0.84 per share for the first nine months of 2000. Diluted earnings per share on core earnings were $1.01, a 23% increase compared to $0.82 per share for the first nine months of 2000. Excluded from the first nine months of 2001 core net income was a $407,000 pretax gain on the sale of single family first mortgages. Net income with the gain was $4,221,000, up 25% over $3,379,000 for the same period last year. Basic earnings and diluted earnings per share with the loan sale gain were $1.10 and $1.07 respectively.

Return on average equity and return on average assets during the third quarter were 11.92% and 1.02% respectively during 2001, compared to 9.93% and 0.83% in 2000.

The Company's efficiency ratio was 56.01% compared to 59.31% in the third quarter of 2000. The Company's goal is to maintain an efficiency ratio below 60%.

Cash earnings (net earnings adjusted for the after tax impact of amortization of goodwill) for the third quarter of 2001 were approximately $1,505,000, or $0.40 (basic) and $0.38 (diluted) earnings per share, compared to $1,188,000 or $0.30 (basic) and $0.30 (diluted) earnings per share for the same period in 2000.

Net interest income increased by $589,000, or 13%, for the third quarter of 2001 compared to the third quarter of 2000. Average interest earning assets averaged $556.9 million for the third quarter of 2001, a $14 million increase compared to the third quarter of 2000. Interest income on interest earning assets decreased by $483,000. The Federal Reserve's rate reductions caused a decrease in the Company's prime rate, which resulted in a decrease in interest received on loans and investments. Loan costs related to commercial real estate loan prepayments, which were accounted for as a reduction to interest income, amounted to $105,000 for the third quarter of 2001. Average interest-bearing liabilities of $483.8 million for the third quarter of 2001 increased $7.7 million compared to the same period in 2000. Interest expense for the third quarter of 2001 was reduced by $1,061,000, or 16% compared to the third quarter of 2000. The decline in interest expense was mostly attributed to the rapid decline in the 91 day Treasury Bill rate on which the High Yield Money Market account is indexed. The High Yield Money Market account averaged $120.4 million for the third quarter, a $12.7 million increase compared to the third quarter of 2000. The interest expense on the High Yield Money Market account decreased by $618,000. The added liquidity from the sale of $54 million of the mortgage loan portfolio in March 2001 enabled the Company to moderately drop deposit yields and payoff $20.0 million of high yielding advances and purchased CDs. The net interest spread averaged 2.99% during the third quarter of 2001, a 41 basis point increase from 2.58% during the third quarter of 2000. The yield on average earning assets decreased by 55 basis points while the cost of interest bearing liabilities decreased by 96 basis points. An increase of 18% or $4.4 million in average non-interest bearing deposits helped increase the net interest margin. The net interest margin for the third quarter of 2001 was 3.59%, a 33 basis points increase compared to 3.26% for the same period in 2000.

The provision for possible loan losses was $300,000 for the third quarter of 2001, an increase of $50,000 when compared to the same period in 2000. The increase in the provision was due to the growth in commercial, multi-family, commercial real estate and construction loans and uncertainty surrounding the future of the Chicagoland economy.

Net interest income after provision for possible loan loses increased by $539,000, or 13%, to $4,668,000 for the three month period ended September 30, 2001, as compared to $4,129,000 for the three month period ended September 30, 2000.

Non-interest income increased $305,000, or 47%, to $956,000, from the comparable quarter last year. The Company experienced loan payoffs in multi-family loans due to the decrease in various lending rates. Loan servicing fees increased by $230,000 for the third quarter of 2001 to $549,000, compared to $319,000 for the same period in 2000. This was mostly from prepayment fees that increased by $203,000, lien release fees that increased by $16,000 and mortgage banking income in the amount of $5,000. Deposit related charges and fees increased by $48,000 to $329,000, mostly from the introduction of check imaging in August 2001. Account analysis charges on commercial accounts also increased due to lower earnings credits and additional deposit volume. Other income increased by $40,000 to $59,000 for the third quarter of 2001, compared to $19,000 for the comparable period in 2000. This increase was the result of a $72,000 loss on asset disposition incurred in August 2000 in connection with the closing of the Mortgage Center in McHenry partially offset by a credit card servicing income decrease of $16,000 in the third quarter of 2001.

Non-interest expense increased $335,000 or 11% for the third quarter of 2001 from the comparable quarter in 2000. Total compensation and benefit costs increased $201,000 for the quarter ended September 30, 2001 versus September 30, 2000. This was mainly due to an increase in commissions and incentives due to higher volume of loan originations. Data processing expense increased by $34,000, partly due to a change in the Company's item processing vendor in March 2001 and due to added maintenance costs of internet banking that was introduced in December 2000. Advertising expense increased by $21,000 as efforts continue to attract core deposits. Amortization of mortgage servicing rights increased by $22,000 due to the retention of servicing for mortgage loan customers who had multiple relationships with the Company, from the sale of mortgage loan portfolio in March 2001 and the increased prepayment in the third quarter of 2001. Legal expense increased by $22,000 due to costs incurred in the collection of non-performing loans and the disposal of other real estate owned assets. Audit expense increased by $18,000 due to expanded audit coverage for internet banking and network security. The Company's efficiency ratio for the third quarter of 2001 was 56.01%. The Company's goal is to maintain an efficiency ratio below 60%.

Income tax expense increased $192,000 to $832,000 for the quarter ended September 30, 2001, compared to $640,000 for the same period in 2000.

The Company's assets decreased by 1% to $579.9 million as of September 30, 2001, as compared to $585.8 million at December 31, 2000. Net loans receivable decreased $7.7 million to $492.7 million as of September 30, 2001 versus $500.4 million outstanding, as of December 31, 2000. Single family mortgage loans were sold in March 2001 to reduce interest rate risk exposure on long term fixed rate assets. The sale of $54.5 million of loans plus regular payoffs caused the decrease in the mortgage loan portfolio by $58.7 million. The decrease was offset by an increase in multi-family loans by $35.3 million, commercial real estate loans by $8.1 million, construction loans by $8.2 million and commercial loans by $6.5 million. Commercial leases and consumer loans decreased by $3.7 and $4.0 million respectively. The increase in multi-family loans consisted mostly of adjustable rate loans with repricing terms of not more than five years. Total securities slightly decreased by $1.0 million to $56.2 million. Mortgage-backed securities decreased by 49% to $4.7 million compared to $9.1 million as of December 31, 2000. U.S. government agencies increased by 8% to $44.3 million compared to $41.2 million as of December 31, 2000. Deposits slightly decreased to $449.5 million as of September 30, 2001 compared to $451.7 million as of December 31, 2000. Non-interest bearing checking accounts increased 11% to $30.3 million compared to $27.2 million as of December 31, 2000. Interest bearing checking accounts increased 13% to $26.7 million compared to $23.7 million as of December 31, 2000. Savings deposits increased 6% to $45.4 million compared to $42.9 million as of December 31, 2000. The High Yield Money Market Account increased 2% to $122.2 million compared to $119.8 millions as of December 31, 2000. The Company believes that the slow growth in the High Yield Money Market Account in 2001 was due to rapid decline in the 91 day Treasury Bill rate to which the account is indexed. The increase in savings deposits can be attributed to the decline of the 91 day Treasury Bill rate below 2.50% toward the mid part of September 2001. Certificates of deposit increased by $18.5 million to $181.4 million compared to $162.9 million as of December 31, 2000 as customers extended their maturities in a falling rate environment. This was mostly offset by a decrease in purchased CDs by $28.4 million and jumbo CDs by $3.4 million. The Company's core deposits increased while higher cost purchased CDs decreased. Included in short-term borrowings is a $2.2 million note incurred in connection with the Company's stock repurchase program. This borrowing will be repaid from dividends from the Bank over the next several quarters. Overall, other borrowings decreased by $5.5 million to $69.0 million compared to $74.5 million as of December 31, 2000.

Stockholders' equity totaled $44.8 million at September 30, 2001. The number of common shares outstanding was 3,492,719 and the book value per common share outstanding was $12.84.

The Company announced the expansion of its 22nd stock repurchase program on September 26, 2001, enabling the Company to repurchase 383,981 shares of its outstanding stock. The repurchase was completed on September 28, 2001. A total of 383,981 shares were repurchased at an average price of $17.58.

At September 30, 2001, the Allowance for Possible Loan Losses was $6.0 million as compared to $5.7 million at December 31, 2000. The Company recognized net charge-offs of $425,000 during the first nine months of 2001.

At September 30, 2001, total non-performing assets amounted to $3,653,000 or 0.63% of total assets compared to $5,499,000, or 0.94% of total assets at December 31, 2000. A $2.3 million construction loan that had been categorized in the accruing 90 days delinquent loans from December 31, 2000, paid off in February 2001.

As of September 30, 2001, the Company had a $1,600,000 impaired loan. This was a $1,825,000 loan, which the Company took a partial charge off of $225,000 in March 2001.

The Other Real Estate Owned asset of $306,000 is a multi-family property and the Company recorded a $30,000 valuation allowance on the property.


CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.


SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the Company's implementation of new technologies, the Company's ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                          THREE MONTHS ENDED
                                        SEPT 30,       SEPT 30,
                                         2001           2000          %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)          $5,004,000      $4,426,000          13%

   Net Income                         $1,474,000      $1,157,000          27%

   Per Share

      Basic                                $0.39           $0.29          34%

      Diluted                              $0.37           $0.29          28%

Key Ratios:

   Return on Average Assets                 1.02%           0.83%         23%

   Return on Average Equity                11.92%           9.93%         20%

   Net Interest Margin                      3.59%           3.26%         10%

   Average Stockholders' Equity to
     Average Assets                         8.57%           8.33%          3%

Risk-Based Capital Ratios:

   Tier I

      Company                              10.3%           11.5%         -10%

      Bank                                 10.7%           11.1%          -4%

   Total

      Company                              11.6%           12.8%          -9%

      Bank                                 12.0%           12.4%          -3%

Common Stock Data:

   Cash Dividends Declared per Share       $0.08           $0.08           0%

   Book Value per Share                   $12.84          $11.96           7%

   Price/Earnings Ratio                    12.89x           9.71x         33%









COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                           NINE MONTHS ENDED
                                        SEPT 30,       SEPT 30,
                                         2001           2000          %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)         $14,594,000     $13,012,000          12%

   Net Core Income (1)                $3,972,000      $3,379,000          18%

   Net Income                         $4,221,000      $3,379,000          25%

   Per Share

      Basic                                $1.10           $0.84          31%

      Basic (core) (1)                     $1.04           $0.84          24%

      Diluted                              $1.07           $0.82          30%

      Diluted (core) (1)                   $1.01           $0.82          23%

Key Ratios:

   Return on Average Assets                 0.97%           0.80%         21%

   Return on Average Assets (core) (1)      0.91%           0.80%         14%

   Return on Average Equity                11.51%           9.70%         19%

   Return on Average Equity (core) (1)     10.83%           9.70%         12%

   Net Interest Margin                      3.47%           3.19%          9%

   Average Stockholders' Equity to
     Average Assets                         8.43%           8.27%          2%

Risk-Based Capital Ratios:

   Tier I

      Company                              10.3%           11.5%         -10%

      Bank                                 10.7%           11.1%          -4%

   Total

      Company                              11.6%           12.8%          -9%

      Bank                                 12.0%           12.4%          -3%

Common Stock Data:

   Cash Dividends Declared per Share       $0.08           $0.08           0%

   Book Value per Share                   $12.84          $11.96           7%

   Price/Earnings Ratio                    12.89x           9.71x         33%


(1) Core income, adjusted for the after tax effect of the gain on sale of loans in the amount of $249,000 that occurred in the first quarter of 2001.


COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)

                                            SEPT 30, 2001        DEC 31, 2000
ASSETS                                      -------------        ------------
------------
CASH ON HAND AND IN BANKS                        $ 13,809            $ 10,501

INTEREST BEARING DEPOSITS                              41                  21
                                                 --------            --------
   Cash and Cash Equivalents                       13,850              10,522

SECURITIES:
   Securities Available-for-Sale                   44,296              41,237
   Mortgage-Backed and Related
      Securities Available-for-Sale                 4,663               9,081
   Federal Home Loan Bank and
      Federal Reserve Bank Stock                    7,215               6,866
                                                 --------            --------
TOTAL SECURITIES                                   56,174              57,184

LOANS RECEIVABLE:
   Commercial Loans                                43,124              36,630
   Multi-Family Loans                             198,555             163,292
   Commercial Real Estate Loans                    87,425              79,281
   Construction Loans                              56,338              48,127
   Commercial/Municipal Leases                      2,240               5,936
   Mortgage Loans                                  61,899             120,567
   Consumer Loans                                  47,881              51,870
   Mortgage Loans Held for Sale                     1,299                 383
                                                 --------            --------
      TOTAL LOANS RECEIVABLE                      498,761             506,086
   Allowance for Possible Loan Losses            (  6,030)            ( 5,655)
                                                 --------            --------
LOANS RECEIVABLE, NET                             492,731             500,431

ACCRUED INTEREST RECEIVABLE                         3,460               4,014
PREMISES AND EQUIPMENT                              9,566               9,976
OTHER REAL ESTATE OWNED                               306                   0
GOODWILL                                            1,389               1,544
MORTGAGE SERVICING RIGHTS                             253                 124
OTHER ASSETS                                        2,175               1,997
                                                 --------            --------
TOTAL ASSETS                                     $579,904            $585,792
                                                 ========            ========








COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

(Dollars in thousands, except per share data)

                                            SEPT 30, 2001        DEC 31, 2000
                                            -------------        ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
   Deposits:
      Non-Interest Bearing                       $ 30,333            $ 27,197
      Interest Bearing Checking                    26,706              23,656
      Savings Accounts                             45,381              42,906
      Money Market Accounts                       122,239             119,767
      Certificates of Deposit                     181,393             162,870
      Jumbo CDs                                     5,512               8,958
      Purchased CDs                                37,974              66,371
                                                  -------             -------
                                                  449,538             451,725
   Short-Term Borrowings and Securities
      Sold U/A to Repurchase                       40,020              45,479
   Long-Term Advances from Federal
      Home Loan Bank                               29,000              29,000
   Advances from Borrowers for Taxes and
      Insurance                                     6,651               5,166
   Accrued Expenses and Other Liabilities           9,845               6,388
                                                  -------             -------
TOTAL LIABILITIES                                 535,054             537,758

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 4,403,803
      shares issued at 9/30/01 and 12/31/00
      respectively                                     44                  44
   Additional Paid-in Capital                      17,205              17,501
   Retained Earnings                               40,087              36,783
   Treasury Stock, 911,084 shares and
      494,162 shares, held at cost 9/30/01
      and 12/31/00 respectively                   (13,317)             (6,244)
   Accumulated Other Comprehensive Income/(Loss)      831                 (50)
                                                 --------            --------
TOTAL STOCKHOLDERS' EQUITY                         44,850              48,034
                                                 --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $579,904            $585,792
                                                 ========            ========

COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(Unaudited)

(Dollars in thousands, except per             THREE MONTHS ENDED   NINE MONTHS ENDED
 share data)                                   SEPT 30,  SEPT 30,  SEPT 30,  SEPT 30,
                                                 2001      2000      2001      2000
INTEREST INCOME                                -------   -------   -------   -------
   Loans and Leases Receivable                 $ 9,615   $10,050   $29,795   $28,871
   Interest Bearing Deposits at Banks               48        10       393       288
   Mortgage-Backed and Related Securities           84       261       310       868
   Taxable Securities                              587       465     1,477     1,527
   Tax Exempt Securities                            71        95       256       288
   Other Interest and Dividend Income              136       132       382       369
                                               -------   -------   -------   -------
   Total Interest Income                        10,541    11,013    32,613    32,211

INTEREST EXPENSE
   Deposits                                      4,727     5,760    15,423    15,582
   Advances from Federal Home Loan Bank            752       670     2,328     3,206
   Other Borrowed Funds                             94       204       399       559
                                               -------   -------   -------   -------
   Total Interest Expense                        5,573     6,634    18,150    19,347
                                               -------   -------   -------   -------
NET INTEREST INCOME                              4,968     4,379    14,463    12,864
   Provision for Possible Loan Losses              300       250       800       760
                                               -------   -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR
   POSSIBLE LOAN LOSSES                          4,668     4,129    13,663    12,104

NON-INTEREST INCOME
   Loan Related Fees                               549       319     1,720     1,120
   Deposit Related Charges and Fees                329       281       881       770
   Gain/(Loss) on Sale of Securities/Loans          (3)        -       371       (96)
   Insurance and Annuity Commissions                22        32        68       123
   Other                                            59        19       181       164
                                               -------   -------   -------   -------
   Total Non-Interest Income                       956       651     3,221     2,081

NON-INTEREST EXPENSE
   Compensation and Benefits                     1,838     1,637     5,665     5,004
   Occupancy and Equipment                         487       488     1,446     1,500
   Federal Deposit Insurance Premium                22        21        66        61
   Data Processing                                 251       217       749       654
   Advertising                                     169       148       570       350
   Other Real Estate Owned                         (19)       (2)       62        (8)
   Amortization of Goodwill                         51        51       154       153
   Amortization of Mortgage Servicing Rights        32        10        67        21
   Other                                           487       413     1,491     1,216
                                               -------   -------   -------   -------
   Total Non-Interest Expense                    3,318     2,983    10,270     8,951
                                               -------   -------   -------   -------
INCOME BEFORE INCOME TAXES                       2,306     1,797     6,614     5,234
Income Tax Provision                              (832)     (640)   (2,393)   (1,855)
                                               -------   -------   -------   -------
NET INCOME                                     $ 1,474   $ 1,157   $ 4,221   $ 3,379
                                               =======   =======   =======   =======
Basic Earnings per Share                         $0.39     $0.29     $1.10     $0.84
Diluted Earnings per Share                       $0.37     $0.29     $1.07     $0.82
Comprehensive Income                           $ 1,785   $ 1,763   $ 5,102   $ 3,615



COVEST BANCSHARES, INC.
AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated. (Dollars in Thousands)

                                                               THREE MONTHS ENDED
                                     -------------------------------------------------------------------
                                                SEPT 30, 2001                    SEPT 30, 2000
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 40,183    $   731      7.28%    $ 32,443   $   693     8.54%
  Multi-Family Loans(A)(B)              191,840      3,610      7.53      146,186     2,973     8.13
  Commercial Real Estate Loans(A)(B)     87,127      1,771      8.13       67,087     1,386     8.26
  Construction Loans(A)(B)               55,373      1,271      9.18       44,970     1,271    11.31
  Commercial/Muni Leases(B)               2,612         39      5.97       10,787       166     6.17
  Mortgage Loans(A)(B)                   62,827      1,208      7.69      125,082     2,343     7.49
  Consumer Loans (A)                     48,458        985      8.11       52,530     1,222     9.30
  Securities                             49,543        694      5.61       40,248       603     5.99
  Mortgage-Backed and Related
    Securities                            4,650         84      7.23       15,086       261     6.93
  Equity Investments                      8,628        136      6.35        7,900       132     6.66
  Other Investments                       5,679         48      3.38          625        10     6.57
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $556,920    $10,577      7.60%    $542,944   $11,060     8.15%
Non-Interest Earning Assets              19,183                            14,880
                                       --------                          --------
  TOTAL ASSETS                         $576,103                          $557,824
                                       ========                          ========
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 25,703    $    88      1.37%    $ 23,300   $    66     1.13%
  Savings                                44,504        281      2.53       45,967       289     2.52
  Money Market                          120,401        993      3.30      107,699     1,611     5.98
  Certificates of Deposits              180,979      2,594      5.73      159,864     2,379     5.95
  Jumbo CDs                               6,317         82      5.19       11,662       185     6.35
  Purchased CDs                          46,657        689      5.90       72,302     1,230     6.80
  FHLB Advances                          48,750        752      6.17       42,750       670     6.27
  Other Borrowed Funds                   10,540         94      3.61       12,578       204     6.49
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $483,851    $ 5,573      4.61%    $476,122   $ 6,634     5.57%
Non-Interest Bearing Deposits            28,740                            24,026
Other Liabilities                        14,046                            11,092
                                      ---------                          --------
TOTAL LIABILITIES                      $526,637                          $511,240
Stockholders' Equity                     49,466                            46,584
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $576,103                          $557,824
                                       ========                          ========
NET INTEREST INCOME                                $ 5,004                          $ 4,426
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    2.99%                           2.58%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.59%	                         3.26%
                                                                ====                            ====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.


AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.  (Dollars in thousands)

                                                                NINE MONTHS ENDED
                                     -------------------------------------------------------------------
                                                SEPT 30, 2001                    SEPT 30, 2000
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 38,505    $ 2,206      7.64%    $ 24,635   $ 1,492     8.08%
  Multi-Family Loans(A)(B)              183,879     10,678      7.74      135,595     8,048     7.91
  Commercial Real Estate Loans(A)(B)     83,406      5,121      8.19       70,879     4,420     8.31
  Construction Loans(A)(B)               51,908      3,789      9.73       43,776     3,569    10.87
  Commercial/Muni Leases(B)               3,663        165      6.01       15,077       710     6.28
  Mortgage Loans(A)(B)                   79,988      4,644      7.74      127,637     7,130     7.45
  Consumer Loans (A)                     49,735      3,192      8.56       52,002     3,505     8.99
  Securities                             42,964      1,864      5.78       43,599     1,960     5.99
  Mortgage-Backed and Related
    Securities                            5,864        310      7.05       16,690       868     6.93
  Equity Investments                      8,367        382      6.09        7,794       369     6.31
  Other Investments                      12,491        393      4.20        6,526       288     5.88
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $560,770    $32,744      7.79%    $544,210   $32,359     7.93%
Non-Interest Earning Assets              17,612                            15,537
                                       --------                          --------
  TOTAL ASSETS                         $578,382                          $559,747
                                       ========                          ========
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 24,182    $   234      1.29%    $ 22,811   $   190     1.11%
  Savings                                43,345        810      2.49       47,961       899     2.50
  Money Market                          120,645      3,544      3.92       98,645     4,225     5.71
  Certificates of Deposits              172,939      7,711      5.95      162,460     7,007     5.75
  Jumbo CDs                               8,382        368      5.85        9,903       445     5.99
  Purchased CDs                          58,166      2,756      6.32       57,037     2,816     6.58
  FHLB Advances                          49,817      2,328      6.23       70,168     3,206     6.09
  Other Borrowed Funds                   12,037        399      4.42       12,364       559     6.03
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $489,513    $18,150      4.94%    $481,349   $19,347     5.36%
Non-Interest Bearing Deposits            26,864                            22,303
Other Liabilities                        13,118                             9,638
                                      ---------                          --------
TOTAL LIABILITIES                      $529,495                          $513,290
Stockholders' Equity                     48,887                            46,457
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $578,382                          $559,747
                                       ========                          ========
NET INTEREST INCOME                                $14,594                          $13,012
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    2.85%                           2.57%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.47%	                         3.19%
                                                                ====                            ====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.
